Memorandum of Understanding (MOU)

Nimini Hills

WHEREAS, Honorable Ansumana Jaia Kaikai in behalf of Jyork Industires Inc., a registered Sierra Leone company, with its principal place of business at 28 Spur Loop Suite 6 Wilferforce Freetown, Sierra Leone.

WHEREAS, Paramount Chief Alah Denton Bona Foamansa III, and Ambassador Sahr E. Johnny on behalf of the local Authorities of the Nimikoro Chiefdom, with its principal place of business at Jaima Town Kono District, Sierra Leone.

NOW, THEREFORE, Jyork Industries Inc. Ltd., on the one hand and Paramount Chief Alah Denton Bona Foamansa III, rights of precious minerals and all natural reources below and above  the ground on an exclusive basis for the term of this agreement from the area known as the Nimini Hills, and other locations situated in the Nimikoro Ciefdom.

Described in detail: Areas to be determined on the GPS maps after carrying out the survey.

1.	Jyork Industriess Inc. will provide all the technical expertise, machinery, and plants required to carry out the recovery process and the management of the business.

2.
Paramount Chief Alah Denton Bona Foamansa III and Ambassador Shar E. Jonny on behalf of the local Authorities of the Nimikoro Chiefdom, will provide through their contacts, the local government support required for the business to commence, and provide the support personnel required for the business. That the emoluments including salaries and allowances of such personnels will be the responsibilities of JYORK INDUSTRIES IN (SL) Ltd.

3.
The ownership of the Joint Venture shall consist of 70% for Jyork and 30% for the Nimikoro Chiefdom of Kono District Republic of Sierra Leone. All percentages are based on net profit (being the amounts remaining after the deduction of all expenses, including but not limited to, recovery costs, taxes, insurance, transportation, and like expenses). All recovery efforts will be evaluated by an employee of the Government Gold and Diamond Office. Also, 1% on turnover shall be paid to NIMIKORO CHIEFDOM for chiefdom development purposes (as required by the mines and minerals act of 2010).

4.	The board of directors of the Joint Venture will include two members of the Nimikoro Chiefdom.

5.	Each party warrants to the other that its performance and contribution under this agreement will not violate any laws and it will be duly authorized completely.

6.	The laws of the State of New York and the laws of Sierra Leone, shall govern any and all portions and/or provisions of this agreement.

7.	Both parties do hereby agree to the terms and conditions of this document, which will serve as a Mutual Non-Disclosure Agreement entered into on the day of signing.

8.
Any claims, disputes and/or other matters in questions between the parties to this agreement, or breach thereof, shall be subject to and decided by arbitration in accordance with the Arbitration Rules of the American Arbitration Association and the Arbitration Rules of Sierra Leone currently in effect, unless the parties mutually agree in writing.

9.
This agreement herby represents and constitutes the entire understanding of the parties herein with respect to the subject matter of this agreement, and does hereby supersede any and all prior oral and/or written agreement with respect to any and all such other subject matter. Upon signing by both parties, this agreement may only be amended and/or changed by a written instrument executed by both parties.

10.	The term of this agreement will be for twenty-five (25) years with five (5) one (1) year options and will be automatically renewable unless notified by two authorized Jyork officials.

IN WITNESS THEREOF, this agreement is executed this____ day of April, 2011

                 JYORK INDUSTRIES INC., LTD.

By: /S/ Alah Denton Bona Foamansa                                                                              By:/S/ Ansumana Jaia Kaikai

       Paramount Chief Alah Denton Bona                                                                                                Ansumana Jaia Kaikai

       Foamansa III

By: /S/ Ambassador Sahr E. Johnny                                                                              By: /S/ Charles Huggins

       Ambassador Sahr E. Johnny                                                                                                    Charles Huggins

By: /S/                                                                                         By: /S/

       Witness                                                                                                     Witness